Exhibit 99.1
Starbucks Announces Strategic Initiatives to Increase Shareholder Value;
Chairman Howard Schultz Returns as CEO
Renewed Focus on Customer Experience and Innovation;
Starbucks to Slow U.S. Store Growth and Accelerate International Expansion
Conference Call with Financial Community to be Held at 5:30 p.m. EST Today
SEATTLE, WA, January 7, 2008 — The Board of Directors of Starbucks Coffee Company (NASDAQ:SBUX) today announced a series of initiatives aimed at driving shareholder value by refocusing the Company on providing customers with the distinctive Starbucks Experience and building on Starbucks legacy of innovation. To accomplish this objective, the Board has appointed Howard Schultz, chairman, to take on the additional role of chief executive officer, effective immediately, replacing Jim Donald, who is leaving the Company.
“Howard is the architect of the Starbucks brand and the visionary behind the unique customer experience that is at the heart of this remarkable company’s success,” said Craig Weatherup, chairman of the Starbucks Board’s Nominating and Corporate Governance Committee. “Given what the Board believes needs to be done, there is no better person to drive change and ensure that Starbucks is positioned to innovate, execute and relentlessly focus the entire organization on the customer.”
Schultz served as chief executive officer of the Company from 1987 to 2000. During that period, the Company went public in 1992 and enjoyed exceptional U.S. and international growth. From 2000 onward, in his role as chairman, Schultz focused on the Company’s global strategies and expansion, which now includes a significant and growing presence in 43 countries. As chairman and chief executive officer, he will be responsible for the overall strategic direction of the company, with a predominant focus on everything that touches the customer. Martin Coles, chief operating officer, will work closely with Schultz and have oversight responsibility for all operational aspects of the business.
“I am enthusiastic about returning to the role of chief executive officer for the long term and excited to lead Starbucks and its dedicated partners (employees) to even greater heights of achievement on a global basis,” Schultz said. “We must address the challenges we face and we know what has to be done. Put simply, we are recommitting ourselves to what has made Starbucks and the Starbucks Experience so unique: ethically sourcing and roasting the highest quality coffee in the world; the relentless focus on the customer; the trust we have built with our people, and the entrepreneurial risk-taking, innovation and creativity that are the hallmarks of our success.”
Schultz stated that his agenda will include:
•	improving the current state of the U.S. business by refocusing on the customer experience in the stores, new products and store design elements, and new training and tools for the Company’s store partners to help them give customers a superior experience;

•	slowing the Company’s pace of U.S. store openings and closing a number of underperforming U.S. store locations, enabling Starbucks to renew its focus on its store-level unit economics;

•	re-igniting the emotional attachment with customers and restoring the connections customers have with Starbucks® coffee, brand, people and stores;

•	re-aligning Starbucks organization and streamlining the management to better support customer-focused initiatives and reallocating resources to key value drivers; and

•	accelerating expansion and increasing the profitability of Starbucks outside the U.S., including by redeploying a portion of the capital originally earmarked for U.S. store growth to the international business.

“Taken together, these initiatives will help transform Starbucks and drive the Company’s enduring success. We know that we can improve our performance by getting back to the essence of what drove Starbucks past success — our passion for the business and a complete focus on the customer and our relationship with our people. In doing so, we will rely on the continued efforts and dedication of our partners all around the world, who have and will continue to contribute so much to the Starbucks success story,” commented Schultz.
Starbucks will provide further details about its updated store growth strategy and other actions during its 2008 first quarter earnings call on January 30, 2008.
Schultz stated that there are no one-shot solutions or overnight fixes, rather success lies in rigorous execution of the objectives he outlined for the Company. “The position we hold today in our customers’ and partners’ hearts and souls all around the world is not an entitlement. We must earn the trust of our customers every day — by how we conduct our business, how we treat each other as people and how we act as a responsible corporate citizen. We remain committed to providing health care for all full and part-time partners, executing our best-in-class Corporate Social Responsibility efforts, and encouraging our coffee suppliers to participate in our C.A.F.E. (Coffee and Farmers Equity) practices program in our origin countries.
“On behalf of the Board and all Starbucks partners, I would like to thank Jim Donald for his numerous contributions to our Company. Jim was a passionate and tireless advocate for our brand, and we wish him success in his future endeavors,” concluded Schultz.
Widely known as the architect of Starbucks brand image, Howard Schultz joined Starbucks Coffee Company as director of operations and marketing in 1982, when the Company had only four stores. In August 1987, Schultz purchased Starbucks Coffee Company. Under Schultz’s leadership, Starbucks was one of the first companies in North America to offer two unique benefits to its eligible full- and part-time partners: healthcare benefits, and grants in the form of stock options, called Bean Stock. In June 1992, Starbucks was the first specialty coffee company to become a public company and is now the leading retailer, roaster and brand of specialty coffee in the world. In addition to its retail locations in North America, Latin America, Europe, the Middle East and the Pacific Rim, Starbucks sells coffee and tea products through its specialty operations, and licensed stores.
Conference Call with Financial Community
The Company will host a conference call for the financial community today at 5:30 p.m. (EST) to discuss the announcement. The call will be available as an audio webcast through the Investor Relations section of the Company’s website at http://investor.starbucks.com.
Following today’s call, the Company’s next conference call will be to discuss its financial results for the 2008 first quarter as well as to provide further details on its store growth strategy and other actions. The call will be held on Wednesday, January 30, 2008, following the issuance of its 1Q08 financial results press release.
About Starbucks
Starbucks Coffee Company provides an uplifting experience that enriches people’s lives one moment, one human being, one extraordinary cup of coffee at a time. To share in the experience, visit www.starbucks.com.
Forward-Looking Statements
This release includes forward-looking statements about recent trends in the company’s business and the company’s future business plans, initiatives and objectives. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, successful execution of internal performance and expansion plans, fluctuations in U.S. and international economies and currencies, the impact of initiatives by competitors, the effect of legal proceedings, and other risks detailed in the company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The company assumes no obligation to update any of these forward-looking statements.
To read a letter to Starbucks customers, go to www.starbucks.com
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Contact Information:
Media Inquiries:
Starbucks Media Relations
Valerie O’Neil, 206-318-7100
press@starbucks.com
Investor Inquiries:
Starbucks Investor Relations
JoAnn DeGrande, 206-318-7893
Customer Relations:
1-800-235-LATTE (2883)